EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3/A and S-8 (File No.'s 333-76589, 333-43203 and 333-74595) of Valence Technology, Inc. and subsidiaries (companies in the development stage) of our report dated May 20, 1999, except for Note 17 as to which the date is June 16, 1999, relating to the consolidated financial statements, which appear in this Form 10-K.


PricewaterhouseCoopers, LLP
San Jose, California
June 25, 1999